Exhibit 10.6         Princeton National Bancorp, Inc. Deferred Compensation Plan

                                                                Revised 11/16/01

                        PRINCETON NATIONAL BANCORP, INC.
                           DEFERRED COMPENSATION PLAN


         1. ESTABLISHMENT. Princeton National Bancorp, Inc., a Delaware corporation (the "Company"), hereby establishes the Princeton National Bancorp, Inc. Deferred Compensation Plan (the "Plan").

         2. EFFECTIVE DATE. The Plan shall become effective May 1, 2001.

         3. PURPOSE. The Plan has the purpose of advancing the interests of the Company, the Company's subsidiary corporation and the shareholders of the Company by helping the Company attract and retain the services of highly qualified executives, upon whose judgment, initiative and efforts the Company is substantially dependent. The Plan also has the objective of providing a means for executives of the Company to accumulate savings through deferral of the payment of their Compensation and to defer the taxation of such Compensation.

         4. DEFINITIONS

         BANK. The term "Bank" shall mean Citizens First National Bank.

         BOARD OF DIRECTORS. The term "Board of Directors" or "Board" shall mean the Board of Directors of the Company.

         CHANGE IN CONTROL. A "Change in Control" shall be deemed to occur on the earliest of:

         (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership, as that term is defined in Rule 13d-3 under the Exchange Act, of capital stock of Bancorp entitled to exercise more than twenty-five percent or more of the outstanding voting power of all capital stock of Bancorp entitled to vote for the election of directors ("Voting Stock");

         (ii) The commencement by any entity, person, or group (other than Bancorp or a subsidiary of Bancorp) of a tender offer or an exchange offer for more than twenty percent of the outstanding Voting Stock of Bancorp;

         (iii) The effective time of (A) a merger or consolidation of Bancorp with one or more other corporation as a result of which the holders of the outstanding Voting Stock of Bancorp immediately prior to such merger or consolidation hold less than twenty-five percent of the Voting Stock of the surviving or resulting corporation or (B) a transfer of 25% or more of the Voting Stock, or substantially all of the property of Bancorp, other than to an entity of which Bancorp owns at least 50% of the Voting Stock; or

         (iv) The effective time of (A) a merger or consolidation of the Bank with one or more other corporations as a result of which the holders of the outstanding Voting Stock



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                  of the Bank immediately prior to such merger or consolidation hold less than twenty-five percent of the Voting Stock of the surviving or resulting corporation or (B) a transfer of 25% or more of the Voting Stock, or substantially all of the property of the Bank, other than to an entity of which Bancorp or the Bank owns at least 50% of the Voting Stock.

         COMPANY. The term "Company" shall mean the Princeton National Bancorp, Inc., a Delaware Corporation and its successors and assigns.

         COMPENSATION. The term "Compensation shall mean the total salary, bonus and other cash compensation payable to a Participant.

         COMPENSATION COMMITTEE. The term "Compensation Committee" shall mean the Compensation Committee of the Company's Board of Directors.

         CREDITING RATE. For any Plan Year, the term "Crediting Rate" shall mean the prime rate minus one and one-half percent, as published in the Wall Street Journal as of the first day of the applicable Plan Year.

         DEFERRAL ACCOUNT. The term "Deferral Account" shall have the meaning given in Paragraph 6 of the Plan.

         DISABILITY. The term "Disability" shall mean a physical or mental disability, as determined by an independent physician selected with the approval of both Bancorp and Executive, which will render Executive incapable of performing his duties under this Agreement for six consecutive months.

         ELECTION AGREEMENT. The term "Election Agreement" shall mean each and every Election Agreement executed by an Eligible Executive and delivered to the Company hereunder, the form of which is attached to the Plan as Exhibit A, and is incorporated by reference herein.

         ELIGIBLE EXECUTIVE. The term "Eligible Executive" shall mean any present or future executive of the Company, or any affiliate of Company, that adopts this Plan.

         HARDSHIP. The term "Hardship" shall mean an unforeseeable financial emergency arising from the death of a family member, sickness, injury, catastrophe or similar event which can not reasonably be anticipated outside the control of the Executive.

         PARTICIPANT. The term "Participant" shall mean any past or present Eligible Executive who has executed and delivered an Election Agreement to the Company. The Compensation Committee shall have the discretion to determine whether any executive of the Company shall be




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eligible to participate in this Plan, provided that the executive selected for participation in the Plan is a member of a select group of management or a highly compensated employee.

         PAYMENT DATE. The term "Payment Date" shall mean the earliest to occur of the following dates:

         (i)      The date of the Participant's Termination; or

         (ii)     The Participant's death;

         (iii) The Participant's cessation of service due to total and permanent disability; or

         (iv)     The date of a Change in Control of the Parent Corporation.

         PLAN. The term "Plan" shall mean the Princeton National Bancorp Deferred Compensation Plan, as it may be amended from time to time.

         PLAN YEAR. The Plan Year shall be January 1 to December 31, of each year, except that the first Plan Year shall commence May 1, 2001 and end December 31, 2001.

         TERMINATION. The term "Termination" shall mean the voluntary or involuntary resignation of a Participant or the termination of the Participant's employment with the Company and any subsidiary of the Company with or without cause. A Termination shall only be considered a Termination under this Plan if the Participant ceases employment with the Company, the Bank and any other affiliate of the Company.

         5. EXECUTIVE ELECTIONS. Each Eligible Executive shall be given an opportunity by the Company on an annual basis to defer Compensation which such Eligible Executive has the opportunity to earn during the next succeeding Plan Year through service as an Eligible Executive. In order to participate in the Plan for a particular Plan Year, an Eligible Executive must elect in writing to participate, and such election must be made at least one month prior to the first day of the applicable Plan Year, unless otherwise specified by the Compensation Committee, except that the election for the first Plan Year may be made at any time prior to the first day of its effective date. An Eligible Executive may elect to defer receipt of any portion of Compensation payable for the next succeeding Plan Year. An Eligible Executive or Participant may not change an




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election for a Plan Year on or after the first day of that Plan Year, except in the case of Hardship, as determined by the Compensation Committee.

         To make an effective election, a properly completed and executed Election Agreement must be received by the Company at the address specified on such Election Agreement.

         6. DEFERRAL ACCOUNT

         (a) ESTABLISHMENT OF DEFERRAL ACCOUNT. The Company shall establish and maintain a Deferral Account for each Participant. The Deferral Account shall reflect all entries required to be made pursuant to the terms and conditions of the Participant's Election Agreements made under Plan.

         (b) CREDITS TO DEFERRAL ACCOUNT. The Company shall credit to a Participant's Deferral Account the Compensation that would be payable to the Participant, had the Participant not elected to participate in the Plan. Such crediting shall occur as of the date on which the Participant would have otherwise received the Compensation being deferred pursuant to the Plan absent the Participant's deferral election.

         The Participant's Deferral Account shall be credit with Matching Contributions as of the date and in such amount as is determined by the Company in its sole discretion.

         Any deferrals (together with earnings) returned from the 401(k) Plan will be deemed to have been deferred to the non-qualified plan.

         The Participant's Deferral Account shall be credited at an annual rate equal to the Crediting Rate, compounded quarterly, and such credit shall occur on a quarterly basis, based on the average balance of the Participant's Deferral Account for that quarter. The Compensation Committee shall keep such records as are necessary to determine the value of a Participant's Deferral Account. The Compensation Committee shall adjust the Crediting Rate as of the first day of each Plan Year.

         7. PAYMENT OF DEFERRAL ACCOUNT VALUE

         (a) DEFERRAL ACCOUNTS. Except as otherwise provided below, the Company shall, with respect to the Deferral Account for each Participant, cause to be paid to such



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Participant on or promptly after the applicable Payment Date, the value of such
Deferral Account in ten substantially equal annual payments, which shall be determined by assuming that the rate of return on the Deferral Account, while it is being paid to the Participant, is the Crediting Rate in effect on the Payment Date, all pursuant to the express terms and conditions of the Plan and the applicable Election Agreement. If the Payment Date is the date of a Change in Control of the Parent Corporation, he or she may elect not to receive payment on such date, and instead elect to receive payments under this Plan as of the next applicable Payment Date. Such election must be made at least 90 days before, and in the calendar year prior the date of the Change in Control. In lieu of 10 substantially equal annual payments, a Participant may elect to receive a lump sum payment of his or her Deferral Account balance, as of his or her Payment Date, provided that such election is made at least 90 days before and in the calendar year prior to the Payment Date.

         (b) DISABILITY. If a Payment Date occurs by reason of a determination by the Company that the Participant has become totally and permanently disabled, and if the disability is due to mental incapacity, any cash payable shall be paid to the Participant's legally appointed personal representative. If no such representative has been appointed, then payment shall be made to the Participant's spouse, or if the Participant is then unmarried, then cash to be paid shall be held until the persons, who would be entitled thereto if the Participant were then to die intestate, make proper claim to the Company for such amount. Such payment shall be made to the Participant if the disability is not due to mental incapacity.

         (c) DEATH. If a Payment Date occurs because the Participant dies, any cash to be paid shall be promptly paid to the Participant's beneficiary (or beneficiaries) as designated in the applicable Election Agreement, or, if none are so designated, in the name of and to the legally appointed personal representative of the Participant's estate. If no legal proceedings for such appointment have been instituted within sixty days after receipt by the Company of notice of the Participant's death, such payment shall be made as if no legal representative has been appointed in accordance with Paragraph 7.(b) above. Notwithstanding the foregoing, if cash payments have already commenced to a Participant and the Participant dies, the remaining payments shall be made to the individuals or entities as otherwise determined in this Paragraph 7.(c), 7.(d), at the same time such payments would have been made to the Participant.

         (d) HARDSHIP. Upon the Committee's determination of a Participant's Hardship, a distribution of all or part of a Participant's Account Balance may be made, provided that the amount distributed does not exceed the amount necessary to relieve the Hardship.

         8. ADMINISTRATION. The Compensation Committee shall be generally responsible for the administration of the Plan, but may delegate any portion of such responsibility that the Board determines to be appropriate. The Compensation Committee shall have the power to interpret any Plan provision, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations that they deem necessary or advisable to administer the Plan. The




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Compensation Committee shall establish a claims procedure for the Plan to resolve any disputes that may arise in the administration of the Plan. The Company shall be the named fiduciary of the Plan.

         9. STATUS OF DEFERRAL ACCOUNTS. The Company shall have full and unrestricted use of all property or amounts payable pursuant to the Plan, and title to and beneficial ownership of any assets which the Company may earmark to pay the amounts hereunder shall at all times remain in the Company and no Eligible Executive shall have any property interest whatsoever in any specific assets of the Company. The Deferral Account is not intended to be a trust account or escrow account for the benefit of a Participant or any other person, or an asset segregation for the benefit of a Participant or any other person. The sole right of a Participant, or a Participant's heirs or personal representatives, is a right as an unsecured general creditor of the Company to claim any dollar amounts consistent with the Participant's Election Agreement and the Plan. Notwithstanding the above provisions, the Company may establish a grantor trust to provide additional security to Participants that amounts under this Plan will be properly paid, provided that the status of Participants with respect to assets of the grantor trust remains that of general unsecured creditors. In addition, the Company or the Bank may purchase insurance on a Participant's life to provide for the payment of the Participant's Account Balance, provided that the Company or the Bank is the sole owner of such insurance. In the event insurance is purchased on the life of a Participant, and the Participant commits suicide within two years following the purchase of such insurance or the Participant makes a material misstatement of fact on an application for such life insurance, then the Participant shall forfeit the portion of his or her Account Balance equal to the premiums paid by the Company for such insurance. The Company shall provide each Participant with an annual report of his or her Deferral Account balances within 30 days following the end of each Plan Year.

         10. AMENDMENT OR TERMINATION. The Compensation Committee may, at any time and from time to time, terminate the Plan or make such amendments as it deems advisable; provided, however, that no such termination or amendment shall adversely affect or impair the contract rights of a Participant with respect to an effective Election Agreement, unless such Participant shall consent in writing to such termination or amendment. The Compensation Committee's right to amend the Plan shall include the right to amend prospectively the Crediting Rate and to change the form of payments that may be made from the Plan.

         11. NON-PLAN DEFERRAL ARRANGEMENTS. The Company does not intend that this Plan affect any presently existing deferral arrangement or preclude the Company from implementing additional deferral arrangements.

         12. COSTS OF ENFORCEMENT. The Company shall pay all expenses of a Participant, including but not limited to attorney fees, incurred in enforcing payments by the Company pursuant to this Plan.




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         13. FUTURE EMPLOYMENT. Nothing in this Plan or in any Election
Agreement shall obligate a Participant to continue to serve as an executive, or require the Company to employ the Participant for any period of time. For purposes of this provision, the term "Company" shall include any affiliate of the Company that adopts this Plan.

         14. NO ALIENATION. No amounts deliverable under the Plan or under an Election Agreement shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrances or change, other than by will or the laws of descent and distribution.

         15. WITHHOLDING. The Company is entitled to withhold and deduct from any amounts due from the Company to a Participant, all legally required amounts necessary to satisfy any federal, state or local withholding and employment-related taxes arising directly or indirectly in connection with the Plan or any Election Agreement, and the Company may require the Participant to remit promptly to the Company the amount of such taxes before taking any future actions with respect to the Participant's Deferral Accounts or Election Agreements. For purposes of this provision, the term "Company" shall include the any affiliate of the Company that has adopted this Plan.

         16. BINDING EFFECT. This Agreement shall bind the Participant, the Company and any affiliate of the Company that has adopted the Plan, and their beneficiaries, survivors, executors, administrators and transferees.

         17. APPLICABLE LAW. The Agreement and all rights hereunder shall be governed by the laws of Illinois, except to the extent preempted by the laws of the United States of America.


                                  CERTIFICATION





         The foregoing Plan was duly adopted by the Board of Directors on April 9, 2001 and amended on November 16, 2001.



                                   PRINCETON NATIONAL BANCORP, INC.



                                   By: /s/ Lou Ann Birkey
                                      ------------------------------------------

                                   Its:   Vice President - Investor Relations &
                                          Corporate Secretary




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                                    EXHIBIT A



                        PRINCETON NATIONAL BANCORP, INC.

                           DEFERRED COMPENSATION PLAN

                               ELECTION AGREEMENT







                                DEFERRAL ELECTION



         For the Plan Year beginning January 1, 2002 and ending December 31,
2002:



|_| I elect to defer _____% of the Compensation payable to me by the Company in exchange for payment in cash upon the applicable Payment Date in accordance with the Plan. Notwithstanding the foregoing election, in no event do I wish to defer Compensation in excess of $________. (If the latter blank is not completed, there will be no dollar limit on the Compensation deferred for the above referenced Plan Year.



|_| I elect to defer $_________ of the Compensation payable to me by the Company in exchange for payment in cash upon the applicable Payment Date in accordance with the Plan. I will start at _____% and increase the percentage when I reach the 401(k) maximum deferral amount of $_________. Notwithstanding the foregoing election, in no event do I wish to defer Compensation in excess of $_________.



|_| I elect to receive payment of my Deferral Account under the Plan in a single lump sum as of the Payment Date determined in accordance with the Plan.



|_| I elect to receive payment of my Deferral Account under the Plan in ____ (not to exceed 10) substantially equal annual payments commencing as of the Payment Date determined in accordance with the Plan.





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                                 FORM OF BENEFIT



         Except as described below, your benefit payment will be paid or commence to be paid upon your first Payment Date under the Plan. "Payment Date" means the earliest of your Termination, as defined in the Plan (which includes voluntary or involuntary resignation), your death, the date of a Change in Control or your total and permanent disability. If your first Payment Date is the date of a Change in Control, you may elect to commence receiving your benefit payment on the next Payment Date, provided that you make such election in writing and delivered to the Company's Secretary at least 90 days prior to and in the calendar year preceding the date of the Change in Control.

         This Election Agreement must be delivered to the Company at Princeton National Bancorp, Inc., 606 South Main Street, Princeton, Illinois 61356;
Attention: Secretary at least one month prior to the first day of the applicable Plan Year, unless otherwise specified by the Compensation Committee.







                                              __________________________________


                                              Dated: ___________________________





Accepted by the Company this ____ day of _______________________________.





By:  __________________________________



Its: __________________________________